EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in The Washington Post Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.







PricewaterhouseCoopers LLP

Washington, DC
October 24, 2001